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                                                                    EXHIBIT 10.K



[LOGO]

FAMILY RESTAURANTS, INC.





                          DEFERRED COMPENSATION PLAN

                        (Effective as of July 15, 1994)





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                               Table of Contents



ARTICLE 1
         SCOPE OF PLAN AND DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                 Purpose and Scope of Plan; Definitions

ARTICLE 2
         PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                 Eligibility and Entry Date

ARTICLE 3
         SALARY DEFERRALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                 Salary Reduction Deferrals;  After-Tax Savings

ARTICLE 4
         INVESTMENT OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                 Investment Funds

ARTICLE 5
         WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                 Withdrawals; Financial Hardship

ARTICLE 6
         VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                 Salary Reduction Account

ARTICLE 7
         PAYMENT AT TERMINATION OF EMPLOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                 Commencement and Form of Payment

ARTICLE 8
         ADMINISTRATION OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                 Responsibilities and Powers of the Committee; Outside Services; Indemnification

ARTICLE 9
         AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                 Amendment; Termination

ARTICLE 10
         MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                 Source of Payments; No Warranties; Inalienability of Benefits; Expenses;
                 No Right of Employment; Withholding; Headings; Construction

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         ARTICLE 1

         SCOPE OF PLAN AND DEFINITIONS

         1.1     Purpose and Scope of Plan

                 The purpose of this Plan is to provide a retirement savings plan for salaried employees of Family Restaurants, Inc. (Company) who are excluded from participation in the Retirement Savings Plan (RSP) solely because they are determined by the Company to be highly compensated, under the terms of RSP and within the meaning of Internal Revenue Code 414(q) and related regulations. Under this Plan, participants will be permitted to make an advance, irrevocable election to reduce their future compensation by a specified percentage. The Plan will be unfunded, and all participant salary deferrals will remain in the Company's general assets. The intent of this Plan is to be treated as a "top-hat" Plan exempt from the participation, vesting, funding, and fiduciary requirements of Title I of the Employee Retirement Income Security Act of 1974 (ERISA). Each participant's rights shall be governed by the Plan as set forth herein, as it may be amended from time to time, and as it is in effect when such participant terminates employment with the Company.

         1.2     Definitions

                 The following terms have the meanings set forth below, unless the context plainly requires a different meaning.

                 (a) "Account" means the recordkeeping account that reflects a participant's deferrals and other credited amounts, less any withdrawn or distributed amounts.

                 (b) "Committee" shall be comprised of the same members as those that make up the RSP committee.

                 (c)      "Compensation" means

                          (i)     For the purposes of subsections 1.2(d) and
                                  (i) of the Plan, an employee's W-2 wages for any calendar year, including salary reduction amounts under this Plan, and

                          (ii) For all other Plan purposes, an employee's base salary, which excludes any bonus monies.

                 (d) "Eligible Employee" means any salaried employee of the Company who is excluded from participation in RSP solely because they are determined by the Company to be highly compensated under the terms of RSP, and within the meaning of IRC 404(q) and related regulations. Once a salaried employee becomes an Eligible Employee, the employee will remain an Eligible Employee even if he/she ceases to be a highly compensated employee.





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                 (e)      "Effective Date" means July 15, 1994.

                 (f) "Participant" means an Eligible Employee who participates in this Plan.

                 (g) "Plan" means the Family Restaurants, Inc. Deferred Compensation Plan as set forth herein, and as it may be amended from time to time.

                 (h) "Plan Year" means July 15, 1994 through December 31, 1994 and thereafter each 12-month period ending December 31.

                 (i) "RSP" means the Family Restaurants, Inc. Retirement Savings Plan, a qualified plan covering salaried employees of the Company who are not considered highly compensated within the meaning of IRC 414(q).

                 (j) "Salary Reduction Agreement" means the advance, irrevocable agreement between the Company and the Participant pursuant to Section 3.1 of this Plan. The form for such Agreement is Exhibit A of this Plan.

                 (k) "Beneficiary" means a person entitled to receive any benefit payments that remain to be paid after the Participant's death, as determined under section 7.1. The Committee may require the consent of the Participant's spouse to a designation if the designation specifies a Beneficiary other than the spouse. Subject to the foregoing, a Participant may change a Beneficiary designation at any time.
                          Subject to the property rights of any prior spouse, if no Beneficiary is designated, if the designation is ineffective, or if the Beneficiary dies before the balance of the account is paid, the balance should be paid to the Participant's surviving spouse, or if there is no surviving spouse, to the Participant's estate.

         1.3     Other Definitional Provisions

                 The terms defined in Sections 1.2 of the Plan shall apply equally to both singular and plural. Whenever used, the masculine pronoun shall include the feminine. When used in the Plan, the words "hereof," "herein," and "hereunder" and the words of similar import shall refer to the Plan as a whole and not to any particular provision of the Plan, unless otherwise specified.

         ARTICLE 2

         PARTICIPATION

         2.1     Eligibility and Entry Date

                 (a) Any Eligible Employee will be entitled to become a Participant in the Plan on any January 1 following the day he completes at least one year of Service, measured on an elapsed time basis.





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                 (b)      To participate in the Plan from July 15, 1994 to
                          December 31, 1994, an Eligible Employee, who meets the service requirements of subsection 2.1 (a) must return his Salary Reductions Agreement to the Plan Administrator by July 11, 1994.

                 (c) In order to enroll during the annual enrollment period, for the following Plan Year, an Eligible Employee, who meets the service requirements of subsection 2.1 (a), must submit a completed Salary Reduction Agreement no later then 15 days prior to the end of December.

                 (d) If a Participant does not make a new election pursuant to subsection (b) or (c), the Participant's existing election will continue unchanged and apply for the next Plan Year.

         ARTICLE 3

         DEFERRALS

         3.1     Salary Deferrals

                 (a) Upon enrollment or reenrollment in the Plan, an Eligible Employee must elect to reduce his Compensation, excluding any bonus, in a fixed whole percentage of not less than 1% and not more that 50%. The amount of the reduction will be credited to the Participant's Account.

                 (b) A Participant's deferral percentage will remain in effect until the Participant elects to change it. A change is allowed only at the following times:

                          (i) As of the first day of any Plan Year, provided he completes and returns a revised Salary Reduction Agreement to the Committee before such date, or

                          (ii) In the event of financial hardship (as defined in Section 5.2 below) approved by the Committee, as of the first day of a month.

         3.2     After-Tax Savings

                 Participant after-tax savings will not be allowed under this Plan.

         ARTICLE 4

         INVESTMENT OF CONTRIBUTIONS

         4.1     Investment Funds

                 Salary deferrals will remain in the general assets of the Company. The deferrals will be credited, on a quarterly basis, at the same rate of return as RSP Fund A,





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                 the Stable Asset Fund, which is invested in a pool of
                 Guaranteed Investment Contracts (GICs).

         ARTICLE 5

         WITHDRAWALS

         5.1     Withdrawals

                 Subject to the Committee's approval and due to financial hardship, a Participant may be permitted to withdrawal all or a part of his Salary Deferral Account. No other in-service withdrawals shall be permitted.

         5.2     Financial Hardship

                 The Committee will determine, in a nondiscriminatory manner, and in accordance with applicable Treasury rulings and other guidance, whether a Participant has a financial hardship. A distribution will be deemed to be a financial hardship if the distribution is necessary in light of an immediate and unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the individual if the early withdrawal were not permitted. For example:

                 o unreimbursed medical expenses incurred by the Participant, spouse or dependents;

                 o the need to prevent eviction from, or foreclosure of the mortgage on, the Participant's principal residence.

                 Before granting the hardship withdrawal the Committee shall require proof that one of the above-listed events occurred. The Committee also shall require an affidavit from the Participant stating that the need cannot be met from other resources. The Committee will then deem a financial hardship withdrawal necessary to satisfy financial need if all of the following conditions are met:

                 o the distribution does not exceed the amount required to meet the need;

                 o the Participant has obtained all other available distributions or nontaxable loans under all the Company's employee benefit plans; and

                 o the Participant's deferrals are suspended for 12 months after receipt of the distribution.





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         ARTICLE 6

         VESTING

         6.1     Salary Deferral Account

                 Each Participant shall be one hundred percent vested, at all times, in the value of his Account.

         ARTICLE 7

         PAYMENT AT TERMINATION OF EMPLOYMENT

         7.1     Commencement and Form of Payment

                 As soon as practical following the later of:

                 (a) the Participant's termination of employment with the Company; or

                 (b) the Participant's termination of employment with another entity which is a party to a merger, consolidation, reorganization, or acquisition by property or stock to which the Company or one of its subsidiaries is also a party and which employs the Participant directly or indirectly, immediately following such transaction.

                 (c) the Participant's death; The Company shall pay to Beneficiary, if such Participant is not living at the time, or to such Participant's estate, the value determined as of the last calendar quarter immediately following the event that causes the payment, of a Participant's Account.

         ARTICLE 8

         ADMINISTRATION OF PLAN

         8.1     Responsibilities and Powers of the Committee

                 The Committee shall be solely responsible for the operation and administration of the Plan and shall have all powers necessary and appropriate to carry out the responsibilities of operating and administering the Plan. The Committee's good faith determination in any matter having to do with the operation and administration of the Plan shall be conclusive and binding on all persons, including Participants and their Beneficiaries. The Committee shall have discretionary authority to construe and interpret the Plan provisions and resolve any ambiguities thereafter; to prescribe, amend, and rescind administrative rules relating to the Plan; to determine eligibility for benefits under the Plan; and to take all other actions that are necessary or appropriate for the administration of the Plan. Such interpretations, rules, and actions of the Committee shall be final and binding upon





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                 all concerned and, in the event of judicial review, shall be entitled to the maximum deference allowable by law.

         8.2     Outside Services

                 The Committee may engage counsel and such clerical, medical, financial, investment, accounting, and other specialized services as it may deem necessary or desirable to the operation and administration of the Plan. The Committee shall be entitled to rely upon any opinions, reports, or other advice furnished by counsel or other specialists engaged for that purpose and, in so relying, shall be fully protected in any action, determination, or omission made in good faith.

         8.3     Indemnification

                 The Company shall indemnify each Committee member against all claims, loss, damages, expense (including reasonable counsel fees), and liability arising from any action, failure to act, or other conduct in the member's official capacity, except when due to a Committee member's own gross negligence or willful misconduct.

         8.4     Claims Procedure

                 The Company shall have a reasonable claims procedure consistent with the requirements of ERISA section 503 and related regulations.

         ARTICLE 9

         AMENDMENT AND TERMINATION

         9.1     Amendment

                 By written action of the Committee, the Company reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan.

         9.2     Termination

                 The Plan is purely voluntary on the part of the Company, and the Company reserves the right to terminate it at any time.

         9.3     No Impairment of Rights

                 No amendment or termination of the Plan may impair the right of a Participant or designated Beneficiary to receive payment of the Participant's Account under the terms of the Plan prior to the effective date of the amendment or termination, unless the affected Participant of Beneficiary gives his or her express consent to the change.





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         ARTICLE 10

         MISCELLANEOUS PROVISIONS

         10.1    Source of Payments

                 The Plan shall not be funded, and all payments hereunder to Participants and their Beneficiaries shall be paid from the general assets of the Company. The Company shall not, by virtue of any provisions of the Plan or by any action of any person hereunder, be deemed to be a trustee or other fiduciary of any property for any Participant or his Beneficiaries. The Company's liabilities to any Participant or his Beneficiaries under the terms of the Plan shall be those of a debtor pursuant only to such contractual obligations as are created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. To the extent that any Participant or his Beneficiaries acquires a right to receive a payment from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                 The Company may, but need not, arrange for the establishment and use of a grantor trust or other informal funding vehicle to facilitate the payment of benefits and to discharge the liability of the Company under this Plan to the extent of payments actually made from such trust or other informal funding vehicle.

                 Any investments and any creation of maintenance of memorandum accounts or a trust or other informal funding vehicle shall not create or constitute a trust or a fiduciary relationship between the Committee or the Company and a Participant, or otherwise confer on any Participant or Beneficiary or his or her creditors a vested or beneficial interest in any assets of the Company whatsoever. Participants and Beneficiaries shall have no claim against the company or any of its subsidiaries for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

         10.2    No Warranties

                 Neither the Committee nor the Company warrants or represents in any way that the value of each Participant's account will increase and not decrease. Such Participant assumes all risk in connection with any change in such value.

         10.3    Inalienability of Benefits

                 Except as provided under law, no benefit payable under, or interest in, the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. Any such benefit or interest shall not in any manner be liable for or subject to garnishment, attachment, execution, or levy or liable for or subject to the debts, contract, liabilities, engagements, or torts of any Participant or his Beneficiaries. If the Committee finds that any Participant or his Beneficiaries have become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any benefit payable under, or interest in, the Plan, the Committee shall hold or apply such benefit or interest or any part thereof to or for the benefit of such Participant or his Beneficiaries, his spouse, children,





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                 parents, or other blood relatives, or any of them.

         10.4    Expenses

                 The Company shall pay all costs and expenses incurred in operating and administering the Plan.

         10.5    No Right of Employment

                 Nothing contained herein nor any action taken under the provisions hereof shall be construed as giving any Participant the right to be retained in the employ of the Company, nor shall the Plan interfere in any way with the right of the Company to terminate the employment of such Participant.

         10.6    Withholding

                 The Company shall withhold from any payment hereunder the required amounts of income and other taxes. To the extent that tax withholding is payable in connection with the Participant's deferral of income rather than in connection with the payment of deferred amounts under the Plan, such withholding may be made from other wages, salary or bonuses currently payable to the Participant or, as determined by the Committee, the amount of the deferral elected by the Participant may be reduced to satisfy tax withholding for employment taxes and any other taxes.

         10.7    Headings

                 The headings of the sections in the Plan are placed here for convenience of reference; in the case of any conflict, the text of the Plan, rather that such heading shall control.

         10.8    Construction

                 The Plan shall be construed, regulated, and administered in accordance with the laws of the State of California.





                                       FAMILY RESTAURANTS, INC.
                                       A DELAWARE CORPORATION


                                       BY: _____________________________________

                                       ITS: ____________________________________

                                       DATED: __________________________________





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